EXHIBIT 10.9

               Mutual Agreement to Dissolve Business Relationships


For certain considerations, International Star, Inc. (STAR) and Pita King Bakeries International, Inc. (PITA KING) agree to the following action.

      ACTION:

      Effective January 1, 2004, by Mutual consent both parties agreed to dissolve the business Association created by the October 1, 2002 acquisition of PITA KING by STAR.

In full settlement of this transaction each party makes the following considerations.

      CONSIDERATIONS:

      STAR will forgive debt totaling Thirty Five thousand dollars ($35,000.00) incurred by Pita King in the form of loans from the parent Company.

      The principal and officers of PITA KING will return to the Company Four million shares (4,000,000) of "common stock" issued in consideration of the acquisition.

      Both parties agree that the remaining One hundred, Thirty nine thousand and five hundred shares of STAR "common stock" issued for the acquisition to compensate the original shareholders of PITA KING will remain the property of those shareholders and will not be effected by this agreement.


Be it also understood that each party indemnifies the other from any further legal or civil actions relating to the acquisition and/or dissolution thereof.

This document represents the entire agreement between the two parties and will be considered in place with the authorized signature of each representation annotated below.

/s/ Kamal Alawas                          /s/ Hassan Alaeddine
-------------------------------           --------------------------------------
Kamal Alawas/Director                     Hassan Alaeddine/Principal
Interantional Star, Inc.                  Pita King Bakeries International, Inc.